Exhibit 10.3

AMENDMENT NO. 1 TO THE KRONOS INCORPORATED

2003 EMPLOYEE STOCK PURCHASE PLAN

Section 9 of the 2003 Employee Stock Purchase Plan is hereby amended to remove the look-back provision and to stipulate that the purchase price will be 85% of the closing price of the common stock on the last business day of the period.

Adopted by the Board of Directors on August 2, 2005

AMENDMENT NO. 2 TO THE KRONOS INCORPORATED

2003 EMPLOYEE STOCK PURCHASE PLAN

The 2003 Employee Stock Purchase Plan, as amended (the “2003 ESPP”), of Kronos Incorporated (the “Company”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the 2003 ESPP):

1.	The second sentence of the introductory paragraph of the 2003 ESPP shall be deleted in its entirety and replaced with the following:

“Two million, one hundred and twenty five thousand (2,125,000) shares of common stock in the aggregate have been approved for this purpose.”

Except as aforesaid, the 2003 ESPP shall remain in full force and effect.

Adopted by the Board of Directors on November 16, 2006

Approved by the Stockholders on February 16, 2007